Exhibit 15.2

[Letterhead of Hai Run Law Firm]

April 25, 2025

To: AIFU Inc.

27/F, Pearl River Tower

No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People’s Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview—Regulation,” “Item 4. Information on the Company—C. Organizational Structure” and “Item 10. Additional Information—E. Taxation—PRC Taxation” in AIFU Inc.’s annual report on Form 20-F for the year ended December 31, 2024, which will be filed with the Securities and Exchange Commission in April 2025.

We further consent to the incorporation by reference of the summary of our opinion under the heading “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview—Regulation,” “Item 4. Information on the Company—C. Organizational Structure” and “Item 10. Additional Information—E. Taxation—PRC Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, into the Company’s Registration Statement on Form S-8 (No. 333-274450), dated September 11, 2023, pertaining to the Company’s Share Incentive Plan, and the Company’s Registration Statement on Form S-8 (No. 333-277841), dated March 12, 2024, pertaining to the Company’s Share Incentive Plan.

Yours faithfully,

/s/ Hai Run Law Firm

Hai Run Law Firm